EXHIBIT 3.05

AMENDED AND RESTATED BYLAWS

OF

CARACO PHARMACEUTICAL LABORATORIES, LTD.

ARTICLE I.
Offices

                 The Corporation shall continuously maintain a registered office in Michigan and may have such other office(s) at such place(s), both within and outside the State of Michigan, as the Board of Directors (the “Board”) from time to time determines or as the business of the Corporation from time to time requires.

ARTICLE II.
Meetings of Shareholders

                 Section 1.  Annual Meetings. Subject to the provisions of Section 6(c) of Article IX of these bylaws (the “Bylaws”), annual meetings of the Corporation’s shareholders (“Shareholders”) shall be held at such time and place (within or outside the State of Michigan) as shall be designated from time to time by the Board and stated in the notice of the meeting. Subject to the Amended and Restated Articles of Incorporation of the Corporation (the “Articles”), at each annual meeting Shareholders shall elect directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

                 Section 2.  Special Meetings. Unless otherwise prescribed by law, the Articles or these Bylaws, special meetings of Shareholders for any purpose or purposes may be called only by the Chairman of the Board, the chief executive officer, the president, or by the secretary or assistant secretary upon the written request of two or more Directors of the total number of Directors of the Corporation. Requests for special meetings shall state the purpose or purposes of the proposed meeting and shall state that no other business shall be conducted. Special meetings of Shareholders shall be held at such time and place (within or outside the State of Michigan) as shall be designated from time to time by the Board and stated in the notice of the meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

                 Section 3.  Notices of Annual and Special Meetings.

(a)
Except as otherwise provided by law, the Articles or these Bylaws, written notice of any annual or special meeting of shareholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given, either personally, by electronic transmission (in accordance with Article IX, Section 7 of these Bylaws), or by mail to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days prior to the meeting. If by electronic transmission, the notice shall be given when electronically transmitted to the shareholder entitled to the notice in a manner authorized by the shareholder. If mailed, the notice shall be directed to the shareholder at his address as it appears on the records of the Corporation unless, prior to the time of mailing, he has filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it should be mailed to the address designated in such request.

(b)	Notice of any meeting of Shareholders (whether annual or special) to act upon an amendment to the Articles, a reduction of stated capital or a plan of merger, consolidation or sale of all or
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substantially all of the Corporation’s assets shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

                 Section 4.  List of Shareholders. At least 10 days (but not more than 60 days) before any meeting of Shareholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete list of the Shareholders entitled to vote at such meeting, which list shall be arranged alphabetically within each class and series of shares and shall show the address of each Shareholder and the number of shares registered in the name of each Shareholder. The list so prepared shall be maintained at a place within the locality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than 10 days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any Shareholder or proxy of a Shareholder who is present in person at such meeting.

                 Section 5. Presiding Officers; Order of Business.

(a)
Meetings of Shareholders shall be presided over by the Chairman of the Board, if the chairman is not present, by the chief executive officer, if the chief executive officer is not present, by the president, or, if the president is not present, by a vice president, or, if a vice president is not present, by such person who is chosen by the Board, or, if none, by a chairperson to be chosen at the meeting by Shareholders present in person or by proxy who own a majority of the shares of common stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the secretary or assistant secretary of the Corporation, or, if an assistant secretary is not present, such person as may be chosen by the Board, or, if none, by such person who is chosen by the chairperson at the meeting.

(b)	The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

(i)	Call of the meeting to order.

(ii)	Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

(iii)	Presentation of proxies.

(iv)	Determination and announcement that a quorum is present.

(v)	Reading and approval (or waiver thereof) of the minutes of the previous meeting.

(vi)	Reports, if any, of officers.

(vii)	Election of directors to succeed those whose terms expired, if the meeting is an annual meeting or a special meeting called for such purpose.

(viii)	Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

(ix)	Transaction of such other business as may properly come before the meeting.

(x)	Adjournment.
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Section 6. Quorum; Adjournments.

(a)
The holders of a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of Shareholders, except as otherwise provided by law or by the Articles; provided, however, that no quorum shall be deemed to exist unless 33-1/3% of the outstanding shares of the Corporation’s common voting stock is present in person or by proxy.

(b)
If a quorum is not present in person or by proxy at any meeting of Shareholders, the chairman of the meeting or the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting, until a quorum is present in person or by proxy.

(c)
Even if a quorum is present in person or by proxy at any meeting of the Shareholders, the Shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting, until a date which is not more than 30 days after the date of the original meeting.

(d)
Anything in paragraph (b) of this Section 6 to the contrary notwithstanding, if an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote thereat.

Section 7. Voting.

(a)
At any meeting of Shareholders every Shareholder having the right to vote shall be entitled to vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided by law or by the Articles, each Shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of common stock registered in his name on the books of the Corporation.

(b)
All elections of directors and, except as otherwise provided by law or by the Articles, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

(c)
All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Shareholder entitled to vote or his proxy, a written share vote shall be taken. Every written share vote shall be taken by ballots, each of which shall state the name of the Shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(d)	If the Board consents, a shareholder may participate in a meeting of shareholders by conference telephone or by other means of remote communication through which all persons
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participating in a meeting may communicate with other participants. Assuming the Board consents, all participants shall be advised of the means of remote communication, and the names of the participants shall be divulged to all participants. Participation in a meeting pursuant to this sub-section constitutes presence in person at the meeting. Assuming the Board consents, shareholders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication and are considered present in person and may vote at the meeting if: (i) reasonable measures are implemented to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (ii) reasonable measures are implemented to provide each shareholder or proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other actions maintained by the Corporation.

                 Section 8.  Notice of Shareholder Business. At any annual or special meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before an annual meeting by a Shareholder, and if and only if the notice of a special meeting provides for business to be brought before the special meeting by Shareholders, properly brought before the special meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the secretary or assistant secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, if the Corporation did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then in order for a shareholder’s notice to be timely, it must be received a reasonable time before the Corporation begins to print and mail its proxy materials. Furthermore, Shareholders are not permitted to nominate individuals to serve as directors, unless notice of such nomination is given to the Corporation in accordance with Section 13 of Article III of these Bylaws. A Shareholder’s notice to the secretary or assistant secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation’s books, of the Shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder; and (d) any material interest of the Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of Shareholders except in accordance with the procedures set forth in this Section 8 of Article II. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare that the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, the Corporation shall be under no obligation to submit for action any shareholder proposal at any meeting of shareholders, if either the shareholder is not eligible, or the Corporation would otherwise be permitted to omit the proposal, in accordance with applicable rules under the Securities Exchange Act 1934 as amended.

                  Section 9.  Meetings Required; No Action by Less Than Unanimous Consent. Any action required or permitted to be taken by the Shareholders must be taken at a duly called annual or special meeting of Shareholders and may not be effected by any consent in writing signed by fewer than all of such Shareholders.

                 Section 10.  Proxies. The Corporation shall solicit proxies and provide proxy statements for all meetings of Shareholders and shall provide copies of such proxy solicitation to any national securities exchange (“Exchange”) on which the Corporation’s shares are listed.

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ARTICLE III.
Directors

                 Section 1.  General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles or these Bylaws directed or required to be exercised or performed by the Shareholders. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but shall not at any time be less than five (5) and no more than eleven (11), with such number (between 5 and 11) to be fixed from time to time by the Board pursuant to a resolution adopted by a majority vote of the entire Board of Directors. Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as reasonably possible and with the directors of each class to hold office until their successors are duly elected and qualified. At each annual meeting of shareholders following such classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Directors need not be shareholders of the Corporation nor residents of the State of Michigan.

                 Section 2.  Vacancies. Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which they have been elected expires or until their successors have been duly elected and qualified.

                 Section 3. Removal; Resignation.

(a)
Subject to the rights of the holders of any class or series of preferred shares of the Corporation then outstanding, and except as otherwise provided by law, the Articles or these Bylaws, at any meeting of the Shareholders called expressly for such purpose, any director, or the entire Board, may be removed, but only for cause, by a vote of Shareholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors, voting together as a single class.

(b)
Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the president, the secretary or the assistant secretary of the Corporation. Unless a subsequent time is specified in such written notice, a resignation shall take effect upon its receipt by the Corporation.

                 Section 4.  Place of Meetings. The Board may hold both regular and special meetings either within or outside the State of Michigan, at such place as the Board from time to time deems advisable.

                 Section 5.  Annual Meeting. The annual meeting of each newly elected Board shall be held as soon as is practicable following the annual meeting of Shareholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful.

                 Section 6.  Regular Meetings. Additional regular meetings of the Board may be held without notice, at such time and place as from time to time may be determined by the Board.

                 Section 7.  Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, by the chief executive officer, by the Executive Committee or by a majority of the Board, upon 24 hours’ notice to each

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director if such notice is delivered personally or sent by telegram, or facsimile or upon 5 days’ notice if sent by mail, unless such notice is waived. The notice should set forth the purpose of such meeting. Except as set forth in the notice, no other business may be transacted at the special meeting. In addition, notices of special meetings may also be delivered to each director by electronic transmissions (in accordance with Article IX, Section 7 of these bylaws) and shall be deemed given when electronically transmitted to the director in a manner authorized by the director.

                 Section 8.  Quorum; Adjournments. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise specifically provided by law, the Articles or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

                 Section 9.  Duties of Directors. The directors of the Corporation shall have a fiduciary duty to the Shareholders to arrange, oversee and supervise the affairs and business of the Corporation.

                 Section 10.  Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the board, including, without limitation, for their services as members of committees of the board and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors’ meetings.

                 Section 11.  Action by Consent. Any action required or permitted to be taken at any meeting of the Board or a committee of the Board may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors or all members of the committee, as the case may be. All written consents shall be filed with the minutes of the Board’s proceedings. A written consent has the same effect as a vote of the Board or committee for all purposes.

                 Section 12.  Meetings by Telephone or Remote Communication. Members of the Board or any committee appointed by the Board may participate in a meeting of the Board or any committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting in such manner shall constitute presence in person at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other means of remote communication.

                 Section 13.  Nomination of Director Candidates. Subject to the rights of holders of any class or series of preferred shares then outstanding, nominations for the election of directors may be made by: (a) the Board or a proxy committee appointed by the Board or (b) any Shareholder entitled to vote in the election of directors generally; provided, however, any Shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such Shareholder’s intent to make such nomination or nominations has been given in writing to the secretary or assistant secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, if the Corporation did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then in order for a shareholder’s notice to be timely, it must be received a reasonable time before the Corporation begins to print and mail its proxy materials. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities

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and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

                 In the event that a person is validly designated as a nominee in accordance with this Section 13 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 10 days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary or assistant secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary or assistant secretary pursuant to this Section 13 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

                 If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 13, such nomination shall be void.

                 Section 14.  Advisory Panel to the Board. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole of the Board of Directors, appoint an advisory panel of persons, none of whom shall be current members of the Board of Directors, for the purpose of advising the members of the Board in carrying out their duties to the corporation. Such advisors shall have no power to act on behalf of the Corporation or the Board or to in any way bind the Corporation or the Board by their actions, nor shall they possess any other powers reserved to directors or officers in these Bylaws or owe any fiduciary obligation to the Corporation or the shareholders. The Board of Directors shall have the power to determine the size and membership of any such panel of advisors and may, at its discretion remove individual advisors from the panel, or disband the panel as a whole.

ARTICLE IV.
Committees

                 Section 1.  Formation of Committees. The Board may, by resolution passed by a majority of the directors present at any meeting at which a quorum is present, designate one or more committees, with each committee consisting of two (2) or more directors of the Corporation. The Board shall designate an Audit Committee, which satisfies applicable regulations of the exchange or Nasdaq on which the Corporation’s securities are listed. Except as prohibited by law, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board conferred upon such committee by the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board.

                 Section 2. Other Provisions Regarding Committees.

(a)	Subject to the limitations set forth in Section 1 of this Article IV, the Board shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

(b)

Members of any committee shall be entitled to such compensation for their services as from time to time may be fixed by the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

(c)

Unless prohibited by law, the provisions of Section 11 (“Action by Consent”) and Section 12 (“Meetings by Telephone or Similar Communications”) of Article III shall apply to all committees from time to time created by the Board.

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(d)
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of the members must be present to constitute a quorum; and all matters shall be determined by a majority vote of the members present.

(e)	No committee shall have the power or authority to do any of the following:

(i)	Amend the Articles of Incorporation;

(ii)	Adopt an agreement of merger or share exchange;

(iii)	Recommend to shareholders the sale, lease, or exchange of all or of substantially all of the Corporation’s property and assets;

(iv)	Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution;

(v)	Amend the Bylaws of the Corporation;

(vi)	Fill vacancies in the board; and

(vii)	Declare a distribution, dividend, or authorize the issuance of shares of the Corporation.

ARTICLE V.
Officers

                 Section 1.  Positions. The Corporation’s officers shall be chosen and appointed by the Board and shall consist of a chief executive officer, president, one or more vice presidents (if and to the extent required by law or if not required, if the Board from time to time appoints a vice president or vice presidents), a secretary and a treasurer, one or more assistant secretaries and/or assistant treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board may delegate to the chief executive officer or the president of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, president, secretary or treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board. Any two or more offices may be held by the same person.

                 Section 2.  Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the president pursuant to authority delegated to the president by the Board may be removed, with or without cause, at any time whenever the president in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the president, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board (or by the president in the case of a vacancy occurring in an office to which the president has been delegated the authority to make appointments).

                 Section 3.  Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.

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                 Section 4.  Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the president or any officer of the Corporation authorized by the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Shareholders of or with respect to any action of Shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                 Section 5.  Chairman of the Board. The Chairman of the Board shall be elected by the Board of Directors and, subject to the direction of the Board, shall perform such functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board, if present, shall preside at all meetings of the Shareholders and all meetings of the Board or may appoint another member of the board to preside. The Board of Directors shall determine, in its discretion, whether any individual appointed to the position of Chairman of the Board is deemed to be an officer of the Corporation.

                  Section 6. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, he or she shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The chief executive officer shall, in the absence or disability of its Chairman of the Board, act with all of the powers, perform all of the duties and be subject to all of the restrictions of the Chairman of the Board. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board or the Board of Directors or as may be provided in these Bylaws.

                 Section 7.  President. The President, subject to the direction of the Chief Executive Officer, shall have general charge of the business, affairs and property of the Corporation and general supervision of its other officers and agents. In general, the president shall perform all duties incident to the office of president of a stock corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise prescribed by the Board, the president shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board from time to time may confer like powers upon any other person or persons.

                 Section 8.  Vice Presidents. In the absence or disability of the president, the vice president, if any (or in the event there is more than one, the vice presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) also generally shall assist the president and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

                 Section 9.  Secretary. The secretary shall attend all meetings of the Board and of the Shareholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The secretary also shall perform like duties for the committees, if required by any such committee. The secretary shall give (or cause to be given) notice of all meetings of the Shareholders and all special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board, the Chairman of the Board or the president. The secretary shall have custody of the seal of the Corporation, shall have authority (as shall any assistant secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board may give general authority to officers other than the secretary or any assistant secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

                 Section 10.  Assistant Secretary. The assistant secretary, if any, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

                 Section 11.  Treasurer. The treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidence of indebtedness, shall keep full and accurate accounts of receipts and disbursements in

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books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board. The treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board from time to time and shall render to the Chairman of the Board, the president and the Board, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

                 Section 12.  Assistant Treasurer. The assistant treasurer, if any (or in the event there is more than one, the assistant treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. The assistant treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

ARTICLE VI.
Notices

                 Section 1.  Form; Delivery. Any notice required or permitted to be given to any director, officer, Shareholder or committee member shall be given in writing, either personally, by first-class mail with postage prepaid, or facsimile addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered and facsimile notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram sent to his address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

                 Section 2.  Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Articles or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. Any director or committee member who attends a meeting of the Board or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. A Shareholder’s attendance at a meeting (whether in person or by proxy) shall result in: (i) waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

ARTICLE VII.
Indemnification

                 Section 1.  Indemnification. The Corporation shall indemnify each of the directors and officers of the Corporation, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the Business Corporation Act of Michigan, as it may be amended from time to time (the “Act”) and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the Act. The Corporation shall pay and reimburse each of the directors and officers of the Corporation, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the Act and as otherwise permitted by law, and the Corporation shall promptly make or cause to be made any determination required by Section 564b.

                 Section 2.  Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

                 Section 3.  Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the Shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

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ARTICLE VIII.
Stock Certificates

                 Section 1.  Form; Signatures. Each Shareholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, which shall be non-assessable, and such certificate shall be signed by the Chairman of the Board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Michigan. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of common stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation or legend of such restriction.

                 A certificate representing shares issued by the Corporation shall substantially set forth on its face or back that the Corporation will furnish to a Shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and limitations of the shares, and if any class of shares has been issued in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences, and limitations of other series.

                 Section 2.  Registration of Transfer. Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

                 Section 3.  Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its common stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) and to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its common stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name and address of the Shareholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such Shareholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least 10 days prior to the mailing of such notice or dividend.

                 Section 4.  Record Date. In order that the Corporation may determine the Shareholders of record who are entitled (i) to notice of or to vote at any meeting of Shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board, in advance, may fix a date as the record date for any such determination. Such date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board, in its discretion, may fix a new record date for the adjourned meeting.

                 Section 5.  Lost, Stolen or Destroyed Certificate. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion, may require as a condition precedent to issuance that the

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owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                 Section 6.  Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE IX.
General Provisions

                 Section 1.  Dividends. Subject to the Act and to any provisions of the Articles relating to dividends, dividends upon the outstanding common stock of the Corporation may be declared by the Board at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s common stock. Any distribution to Shareholders of income or capital assets of the Corporation will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the Shareholders not later than 60 days after the close of the fiscal year in which the distribution was made.

                 Section 2.  Reserves. The Board, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

                 Section 3.  Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board.

                 Section 4.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “State of Michigan”.

                 Section 5.  Amendment of the Bylaws. The Board is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws by the Board shall require the approval of the affirmative vote of 2/3 of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The Shareholders shall also have power to adopt, amend or repeal the Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the common stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws.

                 Section 6. Reports.

(a)
The Chairman of the Board or the president shall prepare or cause to be prepared annually a full and correct annual report (“Annual Report”) concerning the operations of the Corporation and containing audited financial statements of the Corporation and its subsidiaries for the preceding fiscal year prepared in accordance with generally accepted accounting principles.

(b)
The Annual Report shall be mailed or delivered to each Shareholder as of a record date after the end of such fiscal year and each holder of other publicly held securities of the Corporation within 150 days after the end of the fiscal year, and shall be filed at the time the Annual Report is distributed to the Shareholders with any Exchange on which the Corporation’s shares are listed and traded.

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(c)
There shall be an annual meeting of the Corporation’s Shareholders upon reasonable notice following delivery of the Annual Report. The Annual Report shall also be submitted at the annual meeting and shall be placed on file thereafter at the principal office of the Corporation.

(d)
To the extent that the Corporation is required to file with the Securities Exchange Commission (“SEC”) quarterly reports, including statements of operating results, the Corporation shall make copies of such quarterly reports available to the Shareholders on a timely basis. The statement of operations contained in such quarterly reports shall disclose, as a minimum, any substantial items of an unusual or non-recurrent nature and net income before and after estimated federal income tax or net income in the amount of estimated federal taxes.

(e)
To the extent that the Corporation is required to file with the SEC or another federal or state regulatory authority interim reports relating primarily to operations and financial positions, the Corporation shall make reports which reflect the information contained in such interim reports available to the Shareholders before or as soon as practicable after such interim reports are filed with the SEC or other regulatory authority. If the form of the report provided to the Shareholders differs from the interim report filed with the SEC or the regulatory authority, the Corporation shall file a copy of the report provided to the Shareholders with any Exchange (including NASDAQ) on which the Corporation’s shares are listed and traded.

                 Section 7.  Inspection of Books and Records. Inspection of the Corporation’s books and records (including Shareholder records) shall be provided to the Shareholders and to the official or agency administering the securities laws of the various states upon reasonable notice for any proper purpose and as is consistent with applicable laws and regulations.

                 Section 8.  Review of Transactions. As long as the Corporation’s shares are listed and traded on any Exchange (including NASDAQ), the Corporation shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Corporation’s Audit Committee or a comparable body for the review of potential conflict of interest situations where appropriate.

                 Section 9.  Special Voting Provisions. The affirmative vote of two-thirds (2/3) of the entire Board of Directors shall be required for the approval of any of the following corporate actions:

(a)	The sale or disposition of all or substantially all of the assets of the Corporation;

(b)	The liquidation, winding up or dissolution of the Corporation;

(c)	The issuance of or receipt of subscription for any capital stock of the Corporation to Sun Pharmaceutical Industries Ltd and/or it’s affiliates.

(d)	The amendment of the Corporation’s Articles of Incorporation or Bylaws.

                 Section 10.  Electronic Transmission. In accordance with the Michigan Business Corporation Act and the Articles of Incorporation, any shareholder or Board of Director action which requires the notice to a shareholder or director or written signature of a shareholder or director may be delivered to or by such shareholder or director via electronic transmission, including, but not limited to, notices of shareholder and director meetings and shareholder and director consents. “Electronic transmission” or “electronically transmitted” means any form of communication that meets all of the following: (i) it does not directly involve the physical transmission of paper; (ii) it creates a record that may be retained and retrieved by the recipient; (iii) it may be directly reproduced in paper form by the recipient through an automated process.

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                 Section 11.  Opt Into Control Share Acquisition Statute. The provisions of Chapter 7B, Control Share Acquisitions, of the Michigan Business Corporation Act, as amended from time to time, relating to control share acquisitions, shall be applicable to this Corporation.

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